EXHIBIT 99.2

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings Releases Annual Letter from Executive Chairman Warren Lichtenstein

NEW YORK, N.Y. - March 13, 2018 - Steel Partners Holdings L.P. (NYSE:SPLP), a diversified global holding company, today released its annual letter from Executive Chairman, Warren Lichtenstein. The letter can be accessed at www.steelpartners.com under Investor Relations, and will also be mailed to all unitholders. The annual letter includes reviews of the Company's 2017 financial results, provides highlights and updates from the Company's holdings, and discusses the philosophy and strategy going forward.

"We have made significant progress this year in executing our business simplification plan, including fully acquiring Steel Excel and Handy & Harman, and significantly increasing our investment in Steel Connect (formerly ModusLink Global Solutions)," said Warren Lichtenstein. "We will continue to build on our successes in 2018 while focusing on our collective goal of enhancing value for all our stakeholders."

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2018 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2017 for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    PondelWilkinson Inc.
Roger S. Pondel, (310) 279-5965
rpondel@pondel.com